As filed with the Securities and Exchange Commission on December 18, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST BUSINESS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1576570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 Charmany Drive
Madison, Wisconsin 53719
(608) 238-8008
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corey A. Chambas
Chief Executive Officer
First Business Financial Services, Inc.
401 Charmany Drive
Madison, Wisconsin 53719
(608) 238-8008
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert M. Fleetwood
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $0.01 par value per share, with attached common share purchase rights(2)(3)
Preferred Stock, $0.01 par value per share(2)
Debt Securities(4)
Warrants(5)
Subscription Rights(6)
Units
Depositary Shares(7)
Total:			$75,000,000	$8,715

(1)
Calculated in accordance with Rule 457(o). The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $75,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended.

(2)
Shares of preferred stock or common stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(3)	Each share of First Business Financial Services, Inc. common stock has attached thereto one common share purchase right.
(4)
The debt securities being registered hereunder may consist of one or more series of senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.

(5)	Warrants exercisable for common stock, preferred stock, depositary shares or debt securities.
(6)	Rights evidencing the right to purchase common stock, preferred stock, depositary shares or debt securities.
(7)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

* * *
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement containing this prospectus filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED DECEMBER 18, 2014

PROSPECTUS
$75,000,000

FIRST BUSINESS FINANCIAL SERVICES, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
Depositary Shares
 ________________
We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $75,000,000. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “FBIZ.” Our principal executive offices are located at 401 Charmany Drive, Madison, Wisconsin 53719, and our telephone number is (608) 238-8008.
 ________________
Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.
 ________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
 ________________
 The date of this prospectus is   , 2014.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process on Form S-3. Under the shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $75,000,000. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find Additional Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, the terms “First Business,” “Company,” “we,” “us” and “our” refer to First Business Financial Services, Inc. and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to “FBB,” “FBB – Milwaukee” and “Alterra” mean our subsidiaries, First Business Bank, First Business Bank – Milwaukee and Alterra Bank, respectively, and the “Banks” is used to refer to FBB, FBB – Milwaukee and Alterra together.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Overview
We are a bank holding company headquartered in Madison, Wisconsin. We are engaged in the commercial banking business through our three wholly-owned bank subsidiaries, First Business Bank, headquartered in Madison, Wisconsin, First Business Bank – Milwaukee, headquartered in Brookfield, Wisconsin, and Alterra Bank, headquartered in Leawood, Kansas. All of our operations are conducted through the Banks and certain subsidiaries of FBB.
FBB, which was organized in 1909 under the name Kingston State Bank, is a Wisconsin state-chartered bank with its main office in Madison, Wisconsin. FBB – Milwaukee, a Wisconsin state-chartered bank, was organized in 2000 to focus on commercial banking in the greater Milwaukee market area. Alterra, which was organized in 1847 under the name Sylvan State Bank, is a Kansas state-chartered bank, focused on commercial banking in the greater Kansas City market area through its offices in Overland Park and Leawood, Kansas. We acquired Alterra on November 1, 2014, upon the consummation of our acquisition of its parent corporation, Aslin Group, Inc., which we refer to herein as Aslin Group. Together, the Banks have six locations in Wisconsin and two locations in Kansas.
The Banks operate as business banks focusing on delivering a full line of commercial banking products and services tailored to meet the specific needs of small- and medium-sized businesses, business owners, executives, professionals and high net worth individuals. The Banks generally target businesses with annual sales between $2.0 million and $75.0 million. Because of their focus on business banking, with the exception of a single branch in Overland Park, Kansas, the Banks do not utilize branch networks to attract retail clients and, to supplement their business banking deposit base, the Banks utilize wholesale funding alternatives to fund a portion of their assets. The Banks’ product lines include commercial and commercial real estate lending, Small Business Administration program lending, asset-based financing, equipment financing, treasury management services and trust and investment services. The Banks offer a variety of deposit accounts and personal loans to business owners, executives, professionals and high net worth individuals. The Banks also offer trust and investment services through First Business Trust & Investments, a division of FBB.
Our Business Lines
Commercial and Commercial Real Estate Lending. We strive to meet the specific commercial-lending needs of small- to medium-sized companies in our target market areas of Wisconsin and Kansas, primarily through lines of credit for working capital needs and term loans to businesses with annual sales between $2.0 million and $75.0 million. Through FBB, we have a strong presence in Madison and its surrounding areas. In 2000, we opened FBB – Milwaukee to take advantage of the strong commercial base located in Milwaukee and the surrounding communities. In 2006, FBB opened a loan production office in Appleton to take advantage of the strong commercial environment in Northeast Wisconsin. Since then, we have opened additional loan production offices in Oshkosh, Green Bay and Kenosha. On November 1, 2014, we acquired Alterra, which is focused on commercial banking in the greater Kansas City market area through its offices in Overland Park and Leawood, Kansas.
Our commercial loans are typically secured by various types of business assets, including inventory, receivables and equipment. We also originate loans secured by commercial real estate, including nonresidential owner-occupied commercial facilities, multi-family housing, office buildings, retail centers, and, to a lesser extent, commercial real estate construction loans. In very limited cases, we may originate loans on an unsecured basis. As of September 30, 2014, our commercial real estate and commercial loans, excluding asset-based lending and equipment financing, represented approximately 76.9% of our total gross loans and leases receivable.
Small Business Administration Program Lending.  Alterra has historically been an active originator of loans using the various loan programs of the Small Business Administration, or SBA, to meet the needs of business clients who benefit from the features and benefits of those programs.   As of September 30, 2014, Alterra was the top SBA lender in the Kansas City District as measured by the total dollar volume of loans originated since 2012, and was among the top three lenders measured by total number of loans.  The majority of Alterra’s SBA lending activity is in the primary loan guaranty program known commonly as the 7(a) program.   These loans are generally term loans secured by business assets which may include inventory, accounts receivable, equipment and commercial real estate as well as available personal assets as required by program guidelines.  Alterra also provides lines of credit under various programs within the 7(a) umbrella including the Express and CAPline programs.  Alterra also services its SBA loan portfolio for a fee.  Alterra has generated significant non-interest income from SBA lending activities since the program was established at Alterra in 2011.
SBA lending is complimentary to the other commercial lending activities of the Banks, and, leveraging Alterra’s experienced staff, we are able to provide to business owners the advantage of a dedicated, experienced and responsive partner in this form of financing. SBA lending is also a capital-efficient strategy in that the portion of the loan subject to the government guaranty (generally 75%) carries a lower risk weighting for purposes of calculating regulatory capital requirements applicable to the Banks, or, in the alternative, can be sold to investors to generate non-interest income.
Asset-Based Financing. First Business Capital Corp., which we refer to herein as FBCC, a wholly-owned subsidiary of FBB, is focused on asset-based lending to small- to medium-sized companies. With its eight sales offices located in eight states, FBCC does not limit itself to conducting business in FBB’s markets.
FBCC primarily provides revolving lines of credit and term loans for financial and strategic acquisitions (e.g., leveraged or management buyouts), capital expenditures, working capital to support rapid growth, bank debt refinancing, debt restructuring, corporate turnaround strategies and debtor-in-possession financing in the course of bankruptcy proceedings or the exit therefrom. As a bank-owned, asset-based lender with strong underwriting standards, FBCC is positioned to provide cost-effective financing solutions to companies with annual sales between $5.0 million and $50.0 million and that do not have the established stable cash flows necessary to qualify for a more traditional commercial lending product. Asset-based lending is generally more profitable than traditional commercial lending. This line of business complements our traditional commercial loan portfolio and provides us with more diverse income opportunities. As of September 30, 2014, our asset-based lending line represented 15.7% of our total gross loan and leases receivable.
First Business Factors, which we refer to herein as FBF, a division of FBCC, provides factored receivable financing by purchasing accounts receivable from clients on a full recourse basis and advances up to 85% of the purchased receivable. FBF provides competitive rates to clients starting up, seeking growth and needing cash flow support, or currently experiencing financial issues. Factored receivable arrangements typically have contracts of one to two years. Similar to asset-based lending, factoring is generally more profitable than traditional commercial lending, and complements our traditional commercial portfolio. The purchase of the accounts receivable on a full recourse basis mitigates our risk and provides us with more diverse income opportunities. We started this line of business in November 2012 and we believe we will continue to grow this business in the future. FBF has two offices, one of which is located in Des Plaines, Illinois, and the other of which is in St. Louis, Missouri. As of September 30, 2014, our factored receivable financing line represented 0.1% of our total gross loan and leases receivable.
Equipment Financing. First Business Equipment Finance, LLC, which we refer to herein as FBEF, a wholly-owned subsidiary of FBB, delivers a broad range of equipment finance products, including leases and loans, to address the financing needs of commercial clients in a variety of industries. FBEF’s focus includes manufacturing equipment, industrial assets, construction and transportation equipment, and drilling and oil field equipment, in addition to a wide variety of other commercial equipment. These financings generally range between $1.0 million and $10.0 million with terms of 36 to 84 months. We believe that we will continue to grow this business through our existing offices in Wisconsin, Overland Park, Kansas and Denver, Colorado. As of September 30, 2014, our equipment financing business line represented approximately 5.7% of our total gross loans and leases receivable.
Treasury Management Services. The Banks provide comprehensive services for commercial clients to manage their cash and liquidity, including lockbox, accounts receivable collection services, electronic payment solutions, mobile banking, fraud protection, information reporting, reconciliation and data integration solutions. The Banks also offer a variety of deposit accounts and balance optimization solutions. As we continue to seek to diversify our income and increase our non‑interest income, we have focused on increasing these services and have emphasized these offerings with new and existing business clients.
Trust and Investment Services. FBB, through its First Business Trust & Investments division, acts as fiduciary and investment manager for individual and corporate clients, creating and executing asset allocation strategies tailored to each client’s unique situation. First Business Trust & Investments has full fiduciary powers and offers trust, estate, financial planning and investment services, acting in a trustee or agent capacity. First Business Trust & Investments also provides brokerage and custody-only services, for which it administers and safeguards assets but does not provide investment advice. At September 30, 2014, First Business Trust & Investments had $927.4 million of assets under management and administration.
General
As of September 30, 2014, we had total assets of $1.4 billion, total deposits of $1.3 billion and total stockholders’ equity of $118.2 million. Because our acquisition of Aslin Group was not consummated until November 1, 2014, the financial information as of September 30, 2014 in the preceding sentence, and all other financial information as of or for any period ended on any date prior to November 1, 2014 and presented in this prospectus, does not reflect the effects of such acquisition. Pro forma financial information reflecting the effects of our acquisition of Aslin Group is not provided, as the acquisition does not constitute a significant business combination pursuant to Regulation S-X, and, accordingly, such pro forma financial information is not required.
Our principal executive offices are located at 401 Charmany Drive, Madison, Wisconsin 53719, and our telephone number is (608) 238-8008.
We maintain an Internet website at www.firstbusiness.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.
Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions.  The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.
We will pay the fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table reflects our ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2013, as well as for the nine months ended September 30, 2014. No shares of our preferred stock were outstanding during any of the periods reflected in the table below, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred stock dividends for these periods are the same as the ratios of earnings to fixed charges displayed below. As noted above, because the ratios below reflect periods prior to November 1, 2014, they do not reflect our acquisition of Aslin Group.

	For the nine months ended September 30,	For the years ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges:
Excluding interest on deposits	10.51	9.98	4.22	3.92	1.75	1.40
Including interest on deposits	2.86	2.75	1.79	1.56	1.13	1.06
For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of interest on borrowings, including interest payments on subordinated debentures, junior subordinated debentures, and other borrowings, and one-third of rent expense, which approximates the interest component of rent expense. In addition, where indicated, fixed charges include interest on deposits. A statement setting forth the details of the computation of the ratios of earnings to fixed charges displayed above is included as Exhibit 12.1 to the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK
General
We have the authority to issue 25,000,000 shares of common stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2014, we had 4,131,470 shares of common stock issued and 3,959,115 shares of common stock outstanding, and no shares of preferred stock issued or outstanding. The foregoing information does not include the issuance of 360,081 shares of our common stock to which the stockholders of Aslin Group became entitled on November 1, 2014 in connection with our acquisition of Aslin Group.
The following description of the material terms of our capital stock is only a summary. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated by-laws, each of which is incorporated herein by reference, as well as the Wisconsin Business Corporation Law, and any other documents referenced in the summary and from which the summary is derived.
Common Stock
General. Under our amended and restated articles of incorporation we have the authority to issue 25,000,000 shares of our common stock, par value $0.01 per share, of which 4,131,470 shares were issued and 3,959,115 shares were outstanding as of September 30, 2014. The foregoing information does not include the issuance of 360,081 shares of our common stock to which the stockholders of Aslin Group became entitled on November 1, 2014 in connection with our acquisition of Aslin Group. As of September 30, 2014, there were 49,000 shares of our common stock underlying options that have been issued pursuant to our equity incentive plans.

Additionally, we have reserved 178,877 shares of our common stock for future issuance under our equity incentive and employee stock purchase plans. Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “FBIZ.”
Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive, subscription or other rights to purchase any of our securities, except as discussed below under “—Anti-Takeover Provisions—Rights Agreement.”
Voting Rights. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors, which means that a plurality of the shares voted shall elect all of the directors then standing for election at a meeting of stockholders at which a quorum is present. Our board of directors is divided into three classes of directors, each serving a staggered three-year term. At each annual meeting, the successors to the class of directors whose terms expire at that meeting are elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.
Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Dividends Payable on Shares of Common Stock. In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve System, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Wisconsin corporation, we are subject to the limitations of Wisconsin law, which allows us to pay a dividend unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend. As a bank holding company, our ability to declare and pay dividends is also subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments in light of our earnings, capital adequacy and financial condition. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Most of our revenues available for the payment of dividends derive from amounts paid to us by the Banks. There are various statutory limitations that limit the ability of the Banks to pay dividends to us. FBB and FBB – Milwaukee are Wisconsin state-chartered banks and are subject to the laws and regulations of the Wisconsin Department of Financial Institutions and to the regulations of the Federal Deposit Insurance Corporation, which we refer to herein as the FDIC. Alterra is a Kansas state-chartered bank and is subject to the laws and regulations of the Office of the State Bank Commissioner of Kansas and to the regulations of the FDIC. If a bank’s primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice.
Under Wisconsin banking law, FBB and FBB – Milwaukee generally may not pay dividends in excess of their respective undivided profits, and if dividends declared and paid in either of the two immediately preceding years exceeded net income for either of those two years respectively, FBB and FBB – Milwaukee may not declare or pay any dividend in the current year that exceeds year-to-date net income. Under Kansas banking law, Alterra generally may pay dividends from undivided profits after deducting losses, but before the declaration of any dividend, it must transfer 25% of its net profits since the last preceding dividend to its surplus fund until the surplus fund equals its total capital stock. Further, the payment of dividends by any financial institution is also affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Even notwithstanding the availability of funds for dividends, the FDIC may prohibit the payment of any dividends by an insured bank, such as the Banks, if the FDIC determines such payment would constitute an unsafe or unsound practice.
Additionally, as of September 30, 2014, we had outstanding approximately $10.3 million of junior subordinated notes issued to an unconsolidated statutory trust in connection with the issuance by the trust of preferred securities. The terms of the junior subordinated notes and the related trust preferred securities provide that we may defer interest on such instruments for up to 20 consecutive quarters. As of September 30, 2014, we were current on the interest payable pursuant to the junior subordinated notes and the related trust preferred securities. However, if we elect in the future to defer interest on such instruments, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on the junior subordinated notes and the related trust preferred securities.
Furthermore, as of September 30, 2014, we had outstanding approximately $22.9 million of subordinated notes. As of September 30, 2014, we were current on the interest payable pursuant to such subordinated notes. However, if we default on our obligation to pay interest on such instruments in the future, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on such subordinated notes.
Anti-Takeover Provisions
General. Our amended and restated articles of incorporation and amended and restated by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.
Authorized Shares of Capital Stock. Authorized but unissued shares of our common stock and preferred stock under our amended and restated articles of incorporation could (within the limits imposed by applicable law and the rules of The NASDAQ Stock Market LLC) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.
Rights Agreement. Pursuant to the terms of the Rights Agreement, dated June 5, 2008, between us and Computershare Trust Company, N.A., as rights agent, until June 5, 2018, each share of our common stock, including any shares that may be issued in conjunction with any offering described in a prospectus supplement, has attached to it one right to purchase our common stock under the terms of the Rights Agreement, which we refer to as a Right. Each Right entitles the registered holder to purchase from us one-half of one share of common stock at the price of $42.50, subject to certain adjustments, which we refer to in this section as the Purchase Price.

Generally, in the event that any other person or group of affiliated or associated persons, which we refer to in this section as an Acquiring Person, acquires beneficial ownership of 15% or more of our outstanding common stock or commences, or announces an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by such person or group of 15% or more of our outstanding common stock, then each holder of a Right will thereafter have the right to receive upon exercise of such holder’s Rights that number of shares of common stock having a market value of two times the then-current per share Purchase Price. Notwithstanding any of the foregoing, following the occurrence of such an event, all Rights that are, or were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void. Additionally, at any time following the date on which a person becomes an Acquiring Person: (i) we are acquired in a merger or other business combination transaction; or (ii) 50% or more of our consolidated assets or earning power are sold, then each holder of a Right generally will thereafter have the right to receive upon exercise of such holder’s Rights that number of shares of common stock of the acquiring company having a market value of two times the then-current per share Purchase Price. Finally, at any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).
The Rights may have certain anti-takeover effects. If exercised, the Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors, since the board of directors may, at its option, at any time until a person becomes an Acquiring Person, redeem all but not less than all of the then-outstanding Rights at $0.001 per Right. The Rights are designed to provide additional protection against abusive or unfair takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term stockholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that our board of directors has the ability to protect stockholders and First Business if efforts are made to gain control of First Business in a manner that is not in the best interests of First Business and our stockholders.
Limitations on Right to Call Special Meetings; Stockholder Proposal Notice Requirements; Unanimous Consent without Meeting. Under our amended and restated by-laws, a special meeting of our stockholders may be called only by: (i) the Chairperson of the board of directors; (ii) the President; (iii) resolution adopted by a majority of the board of directors; or (iv) the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to First Business one or more written demands for the meeting describing one or more purposes for which it is to be held. Additionally, our amended and restated by-laws require that stockholder proposals meet certain advanced notice and minimum informational requirements. Further, under our amended and restated by-laws, stockholders may only take action without a meeting if such action receives the unanimous written consent of all stockholders entitled to vote thereon. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.
Classified Board of Directors; Noncumulative Voting for Directors. Our amended and restated by-laws provide that our board of directors is classified into three classes of directors, with the members of one class to be elected each year, which prevents a majority of our directors from being removed at a single annual meeting. Our stockholders are also not permitted to cumulate votes for directors, which may make it more difficult for a noncompany nominee to be elected to our board of directors.
Director Removal; Filling of Board Vacancies. Our amended and restated by-laws specify that directors may be removed during their three-year terms only for one of the following reasons: (i) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or (iv) willful misconduct. Further, our amended and restated by-laws provide that any vacancy occurring in the board of directors may be filled by a vote of a majority of the remaining directors, unless such vacancy was created by stockholder action. A person elected to fill a vacancy on the board of directors will serve for the unexpired term of the director whose seat became vacant. These provisions make it more difficult for stockholders to remove directors and/or fill vacancies.
State Anti-Takeover Laws. Provisions of the Wisconsin Business Corporation Law prevent “interested stockholders” and an applicable Wisconsin corporation from entering into a “business combination” unless certain conditions are met. A business combination means: (i) any merger or share exchange with an interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested stockholder having (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) representing 10% or more of the earning power or income of the corporation; (iii) the issuance of stock with a market value equal to 5% or more of the outstanding stock of the corporation to an interested stockholder; (iv) the adoption of a plan or proposal for the liquidation or dissolution which is proposed by, on behalf of, or pursuant to a written or unwritten agreement, arrangement or understanding with, an interested stockholder; and (v) certain other transactions involving an interested stockholder.
An “interested stockholder” is defined to mean a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting stock of a Wisconsin corporation or who is an affiliate or associate of the corporation and beneficially owned 10% or more of the voting power of its then-outstanding voting stock within the last three years.
Under Wisconsin law, a corporation cannot engage in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested stockholder before such acquisition. A corporation may engage in a business combination with an interested stockholder after the three-year period with respect to that stockholder expires only if one or more of the following conditions is satisfied: (i) the board of directors approved the acquisition of the stock that resulted in the person becoming an interested stockholder before such acquisition; (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder; or (iii) the consideration to be received by stockholders meets certain fair price requirements of the statute with respect to form and amount.
Other provisions of the Wisconsin Business Corporation Law prohibit an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. Once an acquiror obtains voting securities representing in excess of 20% of the outstanding voting power of the corporation, such stockholder’s voting power shall be limited to 10% of the voting power of those shares until disinterested stockholders restore the right.
The Wisconsin Business Corporation Law also prohibits a Wisconsin corporation from taking certain actions while it is subject to a take-over offer, which is generally defined as an offer to acquire the equity securities of the corporation which would result in the acquiror beneficially owning more than 5% of the equity securities of the corporation. While subject to a take-over offer, a Wisconsin corporation may not take either of the following actions unless approved by a majority of its stockholders: (i) acquire more than 5% of its voting shares from a stockholder who holds more than 3% of the voting shares and has held those shares for less than two years at a price above market price, unless the corporation has made the same offer to all of its stockholders; or (ii) sell assets of the corporation which amount to at least 10% of the market value of the corporation.
Finally, Wisconsin law also provides that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a significant stockholder and a Wisconsin corporation require a supermajority vote of stockholders in addition to any approval otherwise required, unless stockholders receive a fair price for their shares that satisfies a statutory formula. A “significant stockholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Any such business combination must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of its stock not beneficially owned by the significant stockholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met:

•	the aggregate value of the per share consideration is at least equal to the highest of:

◦
the highest price paid for any common shares of the corporation by the significant stockholder in the transaction in which it became a significant stockholder or within two years before the date of the business combination;

◦
the market value of the corporation’s shares on the date of commencement of any tender offer by the significant stockholder, the date on which the person became a significant stockholder or the date of the first public announcement of the proposed business combination, whichever is highest; or

◦	the highest preferential liquidation or dissolution distribution to which holders of the shares would be entitled; and

•
the consideration to be received by stockholders is either cash or the form of consideration used by the significant stockholder to acquire its shares, or, if it paid for its shares with varying forms of consideration, the form of consideration shall be either cash or the form used to acquire the largest number of the significant stockholder’s shares.

Preferred Stock
General. We may issue up to 2,500,000 shares of preferred stock, $0.01 par value per share, from time to time in one or more series. Our board of directors, has the full authority permitted by law to fix by resolution or resolutions the voting rights and such designations, preferences, qualifications, privileges, limitations, restrictions, redemptive rights, conversion rights and other special or relative rights of the preferred stock that may be desired. As of September 30, 2014, there were no shares of preferred stock outstanding. The issuance of preferred stock and the determination of the terms of preferred stock by the board of directors, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
The applicable prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares of the series may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.
The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in the applicable prospectus supplement and other offering materials, if any, are not complete. You should refer to the articles of amendment regarding the designation and authorization of a series of preferred stock for complete information concerning the terms of that series. A copy of the articles of amendment regarding the designation and authorization of a series of preferred stock containing the terms of such series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below, and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•
the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•
the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of and interest on the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

•
whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•
if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•
any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•
whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000.00 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•
if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•
the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments or any other provisions relative to such obligation), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•
any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•
if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•
whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•
whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•
whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

•
whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	any restrictions, conditions or requirements for transfer of the debt securities; and

•	any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000.00 and in integral multiples of $1,000.00, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•
the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•
we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term “wholly-owned subsidiary” means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.
Modification and Waiver
Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or interest on, any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•
a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•
waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:

•	to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;

•	to add additional events of default for the protection of the holders of debt securities;

•	to add covenants for the protection of the holders of debt securities; and

•	to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.
Events of Default
Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•
failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.
However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•
we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

•
we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

•
all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for: (i) rights of registration of transfer and exchange, and our right of optional redemption; (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities; (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any; (iv) the rights, obligations and immunities of the trustee under the indenture; and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below, which we refer to herein as defeasance; or

•
to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to herein as covenant defeasance.

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•
we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•
we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for: (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise); (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions; (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture; and (iv) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, is applicable.

The Trustee
General. We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.
Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.
Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
Certain Relationships in the Ordinary Course. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS
The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions; and

•	any other terms of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS
This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and applicable U.S. federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with the applicable prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the subscription rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•
whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
After the close of business on the expiration date, all unexercised subscription rights will become void.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.
The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

•
the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES
This section outlines certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is subject to and qualified in its entirety by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.
General
We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.
The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion or Exchange Rights
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting Rights
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
Taxation
Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•
there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re‑offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over‑allotment, stabilization, syndicate short-covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over‑the‑counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.
The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.
Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this report the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward-looking statements.” Such statements are subject to risks and uncertainties, including, without limitation, changes in economic conditions in the market areas of FBB, FBB – Milwaukee or Alterra, changes in policies by regulatory agencies, fluctuation in interest rates, demand for loans in the market areas of FBB, FBB – Milwaukee or Alterra, borrowers defaulting in the repayment of loans, competition and certain matters relating to our acquisition of Aslin Group. These risks could cause actual results to differ materially from what we have anticipated or projected. These risk factors and uncertainties should be carefully considered by our stockholders and potential investors. See Item 1A—Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as elsewhere in our other documents filed with the SEC, for discussion relating to risk factors impacting us. Investors should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors described within this prospectus could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods.
Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while our management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward-looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished.
We do not intend to, and specifically disclaim any obligation to, update any forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these separately filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update the information in this prospectus. This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above under the heading “Where You Can Find Additional Information.” The information included elsewhere in this prospectus and the following documents incorporated by reference in this prospectus are considered to be part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 7, 2014;

•
Our Definitive Proxy Statement on Schedule 14A filed on March 31, 2014, relating to our 2014 Annual Meeting of Stockholders, including the additional proxy soliciting materials filed with the SEC on April 17, 2014;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2014, filed with the SEC on May 2, 2014; (ii) June 30, 2014, filed with the SEC on August 1, 2014; and (iii) September 30, 2014, filed with the SEC on November 3, 2014;

•
our Current Reports on Form 8-K filed with the SEC on January 29, 2014, February 20, 2014, May 22, 2014, May 23, 2014, June 17, 2014, July 24, 2014, August 8, 2014, August 18, 2014 (as amended on August 22, 2014), August 26, 2014, September 9, 2014, September 18, 2014 and November 3, 2014 (except for the information furnished under Item 7.01 thereof);

•
the description of the Company’s common stock contained in Item 11 of the Company’s Registration Statement on Form 10 filed with the SEC on April 28, 2005, as amended on June 24, 2005, July 27, 2005 and December 21, 2005, and any amendment or report filed for the purpose of updating such description;

•
the description of the Company’s common share purchase rights contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the SEC on June 6, 2008, and any amendment or report filed for the purpose of updating such description; and

•
any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document prior to the termination of the offering of the securities covered by this prospectus, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide you with a copy of any information that we incorporate by reference into this prospectus or the registration statement that contains this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:
First Business Financial Services, Inc.
Attention: Barbara M. Conley
401 Charmany Drive
Madison, Wisconsin 53719
Telephone number: (608) 238-8008

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Barbara M. Conley, Esq., our Senior Vice President, Corporate Secretary and General Counsel, and/or our special counsel in the State of New York, Barack Ferrazzano Kirschbaum & Nagelberg LLP, as applicable. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The consolidated financial statements of First Business as of December 31, 2013 and 2012 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, included in the Annual Report on Form 10-K for the year ended December 31, 2013, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. We will pay all of these expenses.

Approximate Amount
SEC Registration Fee		$8,715
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Transfer Agent and Registrar Fees		*
Printing and Mailing Fees		*
Miscellaneous		*

Total	$	*

* These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.
Item 15. Indemnification of Directors and Officers.
Wisconsin law provides that a corporation shall indemnify a director, officer or employee, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director, officer or employee was a party because he or she is a director, officer or employee of the corporation. In cases not included in the preceding sentence, Wisconsin law provides that a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, which liability includes the obligation to pay a judgment, settlement, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

•	a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.
Unless otherwise provided in a corporation’s articles of incorporation or by-laws, or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors consisting of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators;

(iv) by affirmative vote of stockholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted by Wisconsin law.
Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.
The indemnification provisions of Wisconsin law are not exclusive. A corporation may expand a director’s or officer’s rights to indemnification: (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.
A corporation may further indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or by-laws, by general or specific action of the board of directors or by contract.
Wisconsin law further provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Wisconsin law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.
Our amended and restated by-laws provide that, to the fullest extent authorized by Wisconsin law, we will indemnify all of our directors and officers and any person who is serving at our request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another entity, against certain liabilities and losses incurred in connection with these positions or services; provided, however, that we shall indemnify such parties in connection with a proceeding initiated by them only if the proceeding was authorized by our board of directors. Additionally, our amended and restated by-laws generally require us to advance expenses incurred by a director or officer who is a party to a proceeding for which indemnification may be available.
In addition, our amended and restated by-laws provide that our directors and officers shall not be personally liable to us or our stockholders, or any person asserting rights on behalf of us or our stockholders, for monetary damages for breach or failure to perform any duty unless the person asserting liability proves that the breach or failure to perform constitutes: (i) a willful failure to deal fairly with us or our stockholders in a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful; (iii) a transaction from which the director or officer received an improper personal benefit; or (iv) willful misconduct. Our amended and restated by-laws further provide that if the Wisconsin Business Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, the liability of such persons shall automatically be so eliminated or limited to the fullest extent permitted.
Any repeal or modification of any of the foregoing provisions shall not adversely affect any right or protection of any director, officer, or other indemnitee existing at the time of such repeal or modification.
In addition, we maintain directors’ and officers’ liability insurance policies providing for insurance on behalf of any person who is or was a director or officer of us or one of our subsidiaries for any claim made during the policies’ period against the person in any such capacity or arising out of the person’s status as such. The aggregate limit of liability under the policies is $15.0 million for each insured loss and $15.0 million in the aggregate for all insured losses for the policies' period. Each policy contains various reporting requirements and exclusions.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of First Business Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed on March 13, 2009).
3.2	Amended and Restated By-laws of First Business Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 31, 2012).
4.1
Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the registrant agrees to furnish to the SEC, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of the registrant.

4.2
Rights Agreement, dated as of June 5, 2008, between First Business Financial Services, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed on June 6, 2008).

4.3	Form of indenture.
4.4*	Form of senior debt security.
4.5*	Form of subordinated debt security.
4.6*	Form of debt warrant agreement (including debt warrant certificate).
4.7*	Form of preferred stock warrant agreement (including preferred stock warrant certificate).
4.8*	Form of common stock warrant agreement (including common stock warrant certificate).
4.9*	Form of subscription certificate.
4.10*	Form of subscription agent agreement.
4.11*	Form of unit agreement (including unit certificate).
4.12*	Form of depositary agreement (including depositary receipt).
4.13	Form of common stock certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 26, 2012 (Commission File No. 333-184690)).
4.14*	Form of preferred stock certificate.
5.1	Opinion of Barbara M. Conley, Esq., Senior Vice President, Corporate Secretary and General Counsel of the Company (including consent).
5.2	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

Exhibit Number	Description
12.1
Computation of ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the nine-month period ended September 30, 2014 and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009.

23.1	Consent of KPMG LLP.
23.2	Consent of Barbara M. Conley, Esq., Senior Vice President, Corporate Secretary and General Counsel of the Company (included in Exhibit 5.1).
23.3	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.2).
24.1	Power of attorney (included in the signature page to the registration statement).
25.1*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of the trustee under the senior indenture and subordinated indenture.

*	To be filed by amendment or by report filed under the Exchange Act and incorporated herein by reference.
Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on December 18, 2014.
FIRST BUSINESS FINANCIAL SERVICES, INC.
By:/s/ Corey A. Chambas
Corey A. Chambas
Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Corey A. Chambas, David R. Papritz and Barbara M. Conley, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the registrant deems appropriate, and appoints each of Corey A. Chambas, David R. Papritz and Barbara M. Conley, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with exhibits thereto, and other documents in connection therewith.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Corey A. Chambas Corey A. Chambas	Chief Executive Officer, Director (Principal Executive Officer)	December 18, 2014
/s/ David R. Papritz David R. Papritz	Chief Financial Officer (Principal Financial Officer)	December 18, 2014
/s/ Shauna M. Gnorski Shauna M. Gnorski	Chief Accounting Officer (Principal Accounting Officer)	December 18, 2014
/s/ Jerome J. Smith Jerome J. Smith	Chairman	December 18, 2014
/s/ Mark D. Bugher Mark D. Bugher	Director	December 18, 2014
/s/ Jan A. Eddy Jan A. Eddy	Director	December 18, 2014
/s/ John J. Harris John J. Harris	Director	December 18, 2014
/s/ Gerald L. Kilcoyne Gerald L. Kilcoyne	Director	December 18, 2014
/s/ John M. Silseth John M. Silseth	Director	December 18, 2014
/s/ Barbara H. Stephens Barbara H. Stephens	Director	December 18, 2014
/s/ Dean W. Voeks Dean W. Voeks	Director	December 18, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of First Business Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed on March 13, 2009).
3.2	Amended and Restated By-laws of First Business Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 31, 2012).
4.1
Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the registrant agrees to furnish to the SEC, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of the registrant.

4.2
Rights Agreement, dated as of June 5, 2008, between First Business Financial Services, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed on June 6, 2008).

4.3	Form of indenture.
4.4*	Form of senior debt security.
4.5*	Form of subordinated debt security.
4.6*	Form of debt warrant agreement (including debt warrant certificate).
4.7*	Form of preferred stock warrant agreement (including preferred stock warrant certificate).
4.8*	Form of common stock warrant agreement (including common stock warrant certificate).
4.9*	Form of subscription certificate.
4.10*	Form of subscription agent agreement.
4.11*	Form of unit agreement (including unit certificate).
4.12*	Form of depositary agreement (including depositary receipt).
4.13	Form of common stock certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 26, 2012 (Commission File No. 333-184690)).
4.14*	Form of preferred stock certificate.
5.1	Opinion of Barbara M. Conley, Esq., Senior Vice President, Corporate Secretary and General Counsel of the Company (including consent).
5.2	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).
12.1
Computation of ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the nine-month period ended September 30, 2014 and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009.

Exhibit Number	Description
23.1	Consent of KPMG LLP.
23.2	Consent of Barbara M. Conley, Esq., Senior Vice President, Corporate Secretary and General Counsel of the Company (included in Exhibit 5.1).
23.3	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.2).
24.1	Power of attorney (included in the signature page to the registration statement).
25.1*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of the trustee under the senior indenture and subordinated indenture.

*	To be filed by amendment or by report filed under the Exchange Act and incorporated herein by reference.